                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   AMR Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
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     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
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     4) Date Filed:
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
                                      AMR
    P.O. BOX 619616, DALLAS/FORT WORTH INTERNATIONAL AIRPORT, TX 75261-9616

                                              March 29, 1996

TO OUR STOCKHOLDERS,

    You are cordially invited to attend the annual meeting of stockholders of AMR Corporation, which will be held in the Galleria Ballroom of The Westin Hotel-Galleria at 13340 Dallas Parkway, Dallas, Texas, on Wednesday, May 15, 1996, at 10:00 A.M., Central Daylight Time. An Official Notice of the Meeting, Proxy Statement and form of proxy are enclosed with this letter.

    We hope that those of you who plan to attend the annual meeting will join us beforehand for refreshments. If you cannot be present, please execute and return the proxy card in the enclosed envelope so that your shares will be represented. If you plan to attend the annual meeting, please make certain that you mark the appropriate box on the proxy card when you return it, and bring to the annual meeting the admission ticket that is printed on the last page of the proxy statement.

                                              Sincerely,

                                              [SIG]

                                              Robert L. Crandall
                                              CHAIRMAN OF THE BOARD

                                      AMR
    P.O. BOX 619616, DALLAS/FORT WORTH INTERNATIONAL AIRPORT, TX 75261-9616
                            ------------------------

               OFFICIAL NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

    The annual meeting of stockholders of AMR Corporation will be held in the Galleria Ballroom of The Westin Hotel-Galleria at 13340 Dallas Parkway, Dallas, Texas, on Wednesday, May 15, 1996, at 10:00 A.M., Central Daylight Time, for the purpose of considering and acting upon the following:

        (1) the election of directors;

        (2) ratification of the selection of Ernst & Young LLP as independent auditors for the Corporation for the year 1996;

        (3) amendments to the Corporation's 1994 Directors Stock Incentive Plan;

and such other matters as may properly come before the meeting or any adjournments thereof.

    If you plan to attend the annual meeting, please check the appropriate box on your proxy card when you return it, and bring to the annual meeting the admission ticket that is printed on the last page of the proxy statement. Only stockholders of record at the close of business on March 18, 1996, will be entitled to attend or to vote at the meeting.

                                        By Order of the Board of Directors,

                                        [SIG]

                                        Charles D. MarLett
                                        CORPORATE SECRETARY

March 29, 1996

    IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU MUST HAVE AN ADMISSION CARD (PRINTED ON THE LAST PAGE OF THE PROXY STATEMENT) OR OTHER PROOF OF SHARE OWNERSHIP. IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                      AMR

    P.O. BOX 619616, DALLAS/FORT WORTH INTERNATIONAL AIRPORT, TX 75261-9616

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 1996

    This statement and the form of proxy are being mailed to stockholders on or around March 29, 1996, in connection with a solicitation of proxies by the Board of Directors of AMR Corporation ("AMR" or the "Corporation") for use at the annual meeting of stockholders to be held on May 15, 1996.

    If the enclosed form of proxy is signed and returned, it will be voted as specified in the proxy, but a stockholder who executes a proxy may revoke it at any time before it is voted.

    The Corporation will bear the cost of this solicitation. In addition to using the mails, proxies may be solicited by directors, officers and regular employees of the Corporation or its subsidiaries, in person or by telephone. The Corporation will also request brokers or nominees who hold common stock in their names to forward proxy material at the Corporation's expense to the beneficial owners of such stock, and has retained D.F. King & Co., Inc., a firm of professional proxy solicitors, to aid in the solicitation at an estimated fee of $13,500 plus reimbursement of normal expenses.

                      OUTSTANDING STOCK AND VOTING RIGHTS

    The holders of record at the close of business on March 18, 1996, of the Corporation's common stock will be entitled to vote at the meeting. On that date, the Corporation had outstanding 76,761,590 shares of common stock. Each stockholder will be entitled to one vote in person or by proxy for each share of stock held.

    Directors of the Corporation are elected by a plurality of the votes cast at the annual meeting. Any other matters submitted to vote of the stockholders will be determined by a majority of the votes cast. Abstentions from voting (including broker non-votes) on the election of directors or on other matters will have no effect on the outcome of such votes, since they are determined on the basis of votes cast, and abstentions are not counted as votes cast.

STOCKHOLDER PROPOSALS

    From time to time, stockholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. Proposals for inclusion in the 1997 proxy statement must be received by the Corporation no later than December 1, 1996. Any such proposal, as well as any questions related thereto, should be directed to the Corporate Secretary of the Corporation.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    It is proposed that 12 directors be elected at the meeting, to serve until the next annual election and until their successors are duly elected and qualified. Directors will be elected by a plurality of the votes cast.

    Unless otherwise indicated, all proxies that authorize the persons named therein to vote for the election of directors will be voted for the election of the nominees listed below. If any nominee should not be available for election as a result of unforeseen circumstances, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee, if any, as the Board of Directors may propose.

                       NOMINEES FOR ELECTION AS DIRECTORS

    Each of the nominees for election as a director has furnished to the Corporation the following information with respect to principal occupation or employment, principal business directorships and beneficial ownership of securities of the Corporation as of March 18, 1996, including grants, if any, of securities under the Corporation's 1994 Directors Stock Incentive Plan. Each nominee is also a director of American Airlines, Inc. ("American").

BUSINESS AFFILIATIONS AND SECURITIES OWNERSHIP

    DAVID L. BOREN, President, University of Oklahoma, Norman, Oklahoma; educational institution. He is also a director of Phillips Petroleum Company and Texas Instruments Incorporated. From 1979 through 1994, he was a United States Senator for Oklahoma. From 1975 through 1979, he was the Governor of Oklahoma.

        Mr. Boren is 54 and was elected a director in 1994. He is a member of the Audit and Compensation/Nominating Committees. On March 18, 1996, he was the beneficial owner of 400 shares of the Corporation's common stock.

    EDWARD A. BRENNAN, retired Chairman, President and Chief Executive Officer, Sears, Roebuck and Co., Chicago, Illinois; merchandising. He is also a director of Allstate Corporation, Dean Witter, Discover & Company, Minnesota Mining and Manufacturing Company and Unicom Corporation.

        Mr. Brennan is 62 and was elected a director in 1987. He is a member of the Executive Committee and is Chairman of the Compensation/Nominating Committee. On March 18, 1996, he was the beneficial owner of 1,400 shares of the Corporation's common stock.

    ARMANDO M. CODINA, Chairman of the Board and Chief Executive Officer, Codina Group, Inc., Coral Gables, Florida; real estate investments, development, construction, property management and brokerage services. He is also a director of BellSouth Corporation, Winn Dixie Stores, Inc., FPL Group, Inc. and American Bankers Insurance Group, Inc.

        Mr. Codina is 49 and was elected a director in 1995. He is a member of the Audit and Compensation/Nominating Committees. On March 18, 1996, he was the beneficial owner of 700 shares of the Corporation's common stock.

    ROBERT L. CRANDALL, Chairman of the Board, President and Chief Executive Officer, AMR Corporation, and Chairman of the Board and Chief Executive Officer, American Airlines, Inc., Fort Worth, Texas; air transportation, information systems and diversified services. He is also a director of Halliburton Company.

        Mr. Crandall is 60. He became the Corporation's Chairman of the Board and Chief Executive Officer on March 1, 1985. He was elected a director of American in 1976. He is Chairman of the Executive Committee. On March 18, 1996, he was the beneficial owner of 61,000 shares of the Corporation's common stock.

    CHRISTOPHER F. EDLEY, President Emeritus and retired President and Chief Executive Officer, United Negro College Fund, Inc., New York, New York; non-profit fundraising organization. He is also a director of Allstate Corporation, The Great Atlantic & Pacific Tea Company, Inc. and The Student Loan Corporation.

        Mr. Edley is 68 and was elected a director of American in 1977. He is a member of the Audit and Compensation/Nominating Committees. On March 18, 1996, he was the beneficial owner of 1,400 shares of the Corporation's common stock.

    CHARLES T. FISHER, III, retired Chairman and President of NBD Bancorp, Inc. and NBD Bank, Detroit, Michigan; banking. He is also a director of First Chicago NBD Corporation, First National Bank of Chicago, NBD Bank (Michigan), General Motors Corporation and Hughes Electronics, Inc.

        Mr. Fisher is 66 and was elected a director of American in 1968. He is a member of the Executive and Compensation/Nominating Committees. On March 18, 1996, he was the beneficial owner of 1,400 shares of the Corporation's common stock.

    EARL G. GRAVES, Chairman of the Board and Chief Executive Officer, Earl G. Graves, Limited, New York, New York; communications and publishing (including publication of BLACK ENTERPRISE magazine). He is Chairman of the Board and Chief Executive Officer of Pepsi-Cola of Washington, D.C., L.P., a Pepsi-Cola bottling franchise. He is a general partner of Egoli Partners, L.P., which is a general partner of New Age Beverages, the Pepsi-Cola bottling franchise in the Republic of South Africa. He is a director of Aetna Life and Casualty Co., Chrysler Corp., Federated Department Stores, Inc. and Rohm and Haas Co.

        Mr. Graves is 61 and was elected a director in 1995. He is a member of the Audit and Compensation/Nominating Committees. On March 18, 1996, he was the beneficial owner of 1,000 shares of the Corporation's common stock.

    DEE J. KELLY, Partner, Kelly, Hart & Hallman, P.C., Fort Worth, Texas; law firm. He is also a director of Justin Industries, Inc.

        Mr. Kelly is 67 and was elected a director in 1983. He is a member of the Executive and Compensation/Nominating Committees. On March 18, 1996, he was the beneficial owner of 1,400 shares of the Corporation's common stock.

    ANN D. MCLAUGHLIN, Vice Chairman of The Aspen Institute, Aspen, Colorado; public policy organization. She was President of the Federal City Council, Washington, D.C., from 1990-1995. She was President and Chief Executive Officer of New American Schools Development Corporation, Arlington, Virginia from 1992 through 1993. Ms. McLaughlin was visiting fellow of The Urban Institute, Washington, D.C. from 1989 to 1992. She was Secretary of Labor from 1987 through 1989 and Undersecretary of the Department of the Interior from 1984 through 1987. She is also a director of General Motors Corporation, Kellogg Company, Host Marriott Corporation, Union Camp Corporation, Potomac Electric Power Company, Vulcan Materials Company, Nordstrom, Inc., Harman International Industries, Inc., Sedgwick Group, plc and the Federal National Mortgage Association (Fannie Mae).

        Ms. McLaughlin is 54 and was elected a director in 1990. She is Chairman of the Audit Committee and is a member of the Compensation/Nominating Committee. On March 18, 1996, she was the beneficial owner of 1,400 shares of the Corporation's common stock.

    CHARLES H. PISTOR, JR., retired Vice Chair, Southern Methodist University, Dallas, Texas; educational institution. He is a former President of the American Bankers Association; he previously served as Chairman and Chief Executive Officer of NorthPark National Bank, Dallas and of First RepublicBank Dallas, N.A. He is also a director of American Brands, Inc., Centex Corporation and Oryx Energy Company.

        Mr. Pistor is 65 and was elected a director in 1982. He is a member of the Audit and Compensation/Nominating Committees. On March 18, 1996, he was the beneficial owner of 2,200 shares of the Corporation's common stock.

    JOE M. RODGERS, Chairman, The JMR Group, Nashville, Tennessee; investment company. From 1985 until his election as a director, Mr. Rodgers was the United States Ambassador to France. He is also a director of BellSouth Telecommunications, Inc., Gaylord Entertainment Co., Gryphon Holdings, Inc., Lafarge Corporation, SunTrust Bank, Nashville, N.A., Thomas Nelson, Inc., Tractor Supply Company and Willis Corroon Group plc.

        Mr. Rodgers is 62 and was elected a director in 1989. He is a member of the Audit and Compensation/Nominating Committees. On March 18, 1996, he was the beneficial owner of 1,400 shares of the Corporation's common stock.

    MAURICE SEGALL, Senior Lecturer at the Massachusetts Institute of Technology (Sloan School of Management), Boston, Massachusetts; educational institution. He is also the retired Chairman, President and Chief Executive Officer of Zayre Corporation, a retailing company. He is also a director of Harcourt General, Inc.

        Mr. Segall is 66 and was elected a director in 1985. He is a member of the Executive and Compensation/Nominating Committees. On March 18, 1996, he was the beneficial owner of 1,400 shares of the Corporation's common stock.

    A plurality of the votes cast is necessary for the election of a director. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

BOARD COMMITTEES

    AMR has standing Audit, Executive and Compensation/Nominating Committees which perform the functions described below. The Board of Directors of AMR held nine meetings in 1995. All the director nominees listed above who served throughout 1995 attended at least 75% of the Board of Directors meetings held that year.

    The Audit Committee, composed entirely of outside directors, met four times during 1995 with the Corporation's independent auditors, representatives of management and the internal audit staff. The Committee recommends the selection of independent auditors, reviews the scope and results of the annual audit, reviews the Corporation's consolidated financial statements, reviews the scope of non-audit services provided by the independent auditors and reviews reports of the independent auditors.

    The Executive Committee met two times during 1995. The Committee may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, with the exception of such powers and authority as are specifically reserved to the Board.

    The Compensation/Nominating Committee, composed entirely of outside directors, met seven times in 1995. The Committee makes recommendations with respect to compensation and benefit programs for the officers and directors of the Corporation and its subsidiaries. It also makes recommendations with respect to assignments to Board Committees and promotions, changes and succession among the senior management of the Corporation and its subsidiaries, and recommends suitable candidates for election to the Board. In this regard, the Committee will consider nominees for election recommended by stockholders. Such recommendations should be submitted in writing to the Corporate Secretary with a suitable description of the nominee's qualifications and evidence of his or her consent to serve.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation/Nominating Committee for 1995 were as follows:

Edward A. Brennan, Chairman   Christopher F.       Charles H. Pistor,
                              Edley                Jr.
Howard P. Allen               Charles T. Fisher,   Joe M. Rodgers
                              III
David L. Boren                Earl G. Graves       Maurice Segall
Armando M. Codina             Dee J. Kelly         Eugene F. Williams,
                                                   Jr.
                              Ann D. McLaughlin

    No member of the Compensation/Nominating Committee is a current or former employee or officer of the Corporation or any of its affiliates or has any interlocking relationship with any other corporation that requires specific disclosure under this heading. The following is a summary of certain relationships and transactions between the Corporation and the listed members of the Compensation/Nominating Committee in 1995:

    The law firm of Kelly, Hart & Hallman, P.C. performed legal services for the Corporation. Mr. Kelly is a partner of the firm.

    The Boston Consulting Group, Inc. is a management consulting firm that performed consulting services for the Corporation. Mr. Segall is a Senior Advisor to the firm.

OTHER MATTERS

    During 1995, the law firm of Gibson, Dunn & Crutcher performed legal services for American. Martin B. McNamara is a partner of the firm and is the husband of Anne H. McNamara, Senior Vice President and General Counsel of the Corporation.

    During 1995, the law firm of Locke Purnell Rain Harrell performed legal services for American. Russell Coleman is a partner of the firm and is the son-in-law of Robert L. Crandall, Chairman of the Board, President and Chief Executive Officer of the Corporation.

    Aurora Investments, Inc. ("Aurora"), a subsidiary of the Corporation, owns an equity interest in Canadian Airlines International Ltd. ("Canadian"). The Corporation also provides airline-related services to Canadian. Douglas Carty is Vice President, Finance of Canadian and is the brother of Donald J. Carty, Executive Vice President of the Corporation and President of American.

COMPENSATION OF DIRECTORS

    Outside directors of the Corporation receive an annual retainer of $20,000 for service on the Board of Directors, an annual retainer of $1,500 for service on a standing Committee of the Board and $1,000 for each Board or Committee meeting attended. Directors may defer payment of all or any part of these fees pursuant to two deferral plans. Under the first of these deferral plans, the Corporation will pay interest on the amount deferred at the prime rate from time to time in effect at The Chase Manhattan Bank, N.A. Under the second deferral plan, compensation deferred during any calendar month is converted into stock equivalent units by dividing the total amount of deferred compensation by the average fair market value (as defined in the Corporation's 1988 Long Term Incentive Plan, as amended (the "LTIP")) of the Corporation's common stock during such month. At the end of the deferral period, the Corporation will pay to the director an amount in cash equal to the number of accumulated stock equivalent units multiplied by the average fair market value of the Corporation's common stock during the month in which the deferral period terminates.

    The director, the director's spouse or companion, and the director's dependent children are provided transportation on American and reimbursement for federal income taxes incurred thereon. During 1995, the average value of this transportation and tax reimbursement was approximately $41,750 per director.

    The Corporation provides current directors a pension benefit equal to 10% of a director's fees and retainers from the Corporation for his or her last twelve months of service on the Board, multiplied by the number of years of service on the Board, up to a maximum of $20,000 per year. As discussed on pages 24 through 28 of this proxy statement, the Corporation is proposing that certain modifications be made to the 1994 Directors Stock Incentive Plan (the "SIP"). If those changes are approved by the stockholders at the Annual Meeting, directors elected after May 15, 1996 will receive, in lieu of their participation in the foregoing pension plan, an annual grant of 150 deferred shares of the Corporation's common stock. This grant would be in addition to any other grants that are authorized under the SIP.

    Pursuant to the SIP, outside directors each receive an annual award of 200 deferred shares of the Corporation's common stock. Generally, these shares will be delivered to the director within six months after the director ceases to be a member of the Board. As discussed on pages 24 through 28 of this proxy statement, the Corporation is proposing that the SIP be modified so that the number of shares awarded annually would be increased to 300.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth the compensation for the past three years paid to the individuals who, as of December 31, 1995, were the five most highly compensated directors or executive officers of the Corporation whose aggregate current remuneration exceeded $100,000 (the "named executive officers").

                                                                               AWARDS
                           ANNUAL COMPENSATION                   ----------------------------------    PAYOUTS
NAME AND   ----------------------------------------------------   RESTRICTED        SECURITIES       -----------
PRINCIPAL                                       OTHER ANNUAL         STOCK          UNDERLYING          LTIP          ALL OTHER
POSITION     YEAR      SALARY     BONUS(1)     COMPENSATION(2)     AWARDS(3)      OPTIONS/SARS(#)    PAYOUTS(4)    COMPENSATION(5)
---------  ---------  ---------  -----------  -----------------  -------------  -------------------  -----------  -----------------
Crandall     1995     $ 662,500   $               $  36,311        $       0            50,000        $ 300,000       $  86,282
             1994       600,000     395,000          35,629                0                 0          300,000          79,732
             1993       600,000           0          30,343                0                 0          300,000          73,631
-----------------------------------------------------------------------------------------------------------------------------------
Carty        1995       565,000                           0                0            25,000          196,000          13,381
             1994       540,000     225,000               0          176,625            18,000          186,000          13,381
             1993       491,250           0               0          195,938            15,000          186,000          13,381
-----------------------------------------------------------------------------------------------------------------------------------
Baker        1995       540,000                           0                0            18,000          186,000          16,253
             1994       540,000     194,400               0          176,625            18,000          186,000          15,673
             1993       491,250           0               0          195,938            15,000          186,000          13,280
-----------------------------------------------------------------------------------------------------------------------------------
Gunn         1995       406,250                           0                0             5,500           60,000          15,106
             1994       400,000     132,000               0          117,750             5,500           50,000          15,106
             1993       362,500           0               0          130,625             5,000           39,060          14,041
-----------------------------------------------------------------------------------------------------------------------------------
Durham       1995       360,417                           0                0             5,500           60,000           9,443
             1994       350,000     116,000               0          117,750             5,500           50,000           9,443
             1993       304,063           0               0          130,625             5,000           50,000           9,443
-----------------------------------------------------------------------------------------------------------------------------------

Crandall       =      Robert L. Crandall,  Chairman, President and  Chief Executive Officer  of
                      the Corporation and Chairman and Chief Executive Officer of American
Carty          =      Donald  J.  Carty,  Executive  Vice  President  of  the  Corporation  and
                      President of American
Baker          =      Robert W. Baker, Executive Vice President-Operations of American
Gunn           =      Michael W. Gunn, Senior Vice President-Marketing of American
Durham         =      Michael J. Durham, Senior Vice President of American and President of The
                      SABRE Group

                                                                 (SEE NEXT PAGE FOR FOOTNOTES.)

------------------------
(1) The amounts shown for 1994 represent payments made in 1995 pursuant to American's Incentive Compensation Plan for 1994 services. It is expected that there will be payments in 1996 pursuant to American's Incentive Compensation Plan for 1995 services; however, the amount of these payments had not been determined as of the date of this proxy statement. See the related discussion under Compensation/Nominating Committee Report.

(2) Reimbursement for taxes related to the payment of insurance premiums.

(3) The value of 1994 restricted stock awards disclosed in this column of the Summary Compensation Table is based on an average closing price of AMR common stock of $58.875 on the NYSE on the date of grant (July 25, 1994). The 1993 award value is based on an average closing price of $65.3125 on the date of grant (July 26, 1993). This restricted stock is subject to forfeiture and is held by the Corporation for a minimum of two years. In individual instances, the restriction period may be longer. Dividends may be paid on restricted stock; however, no dividends were paid in 1995.

   The following table sets forth certain information concerning restricted stock awards:

                    RESTRICTED STOCK; TOTAL SHARES AND VALUE

             TOTAL NUMBER OF     AGGREGATE MARKET VALUE
            RESTRICTED SHARES     OF RESTRICTED SHARES
  NAME      HELD AT FY-END(A)       HELD AT FY-END(B)
---------  -------------------  -------------------------
Crandall           60,000             $   4,443,780
Carty             124,000                 9,183,812
Baker             113,000                 8,369,119
Gunn               54,500                 4,036,434
Durham             51,000                 3,777,213
---------------------------------------------------------

    (A) Consists of shares awarded under the Corporation's restricted stock plan which vest in years 1996 and 1997, shares of deferred common stock issued under the LTIP which vest at retirement (Career Equity) and shares of deferred common stock issued under the LTIP which vest upon the Corporation's attainment of pre-determined cash flow objectives over a three year performance period (Performance Shares). See the related discussion of performance shares under LTIP awards (p.14).

    (B) Based on the average closing price of AMR common stock ($74.063) on the NYSE on December 29, 1995.

(4) Represents performance returns, granted with respect to deferred shares, which are payable annually in cash, and are based, in part, on the Corporation's prior five year average return on investment.

(5)  The  following   table  sets   forth  information   concerning  all   other
    compensation:

                                      ALL OTHER COMPENSATION
           ----------------------------------------------------------------------------
                         INTEREST         CONTRIBUTIONS TO DEFINED         INSURANCE
  NAME       YEAR     DIFFERENTIAL(A)        CONTRIBUTION PLANS           PREMIUMS(B)      TOTAL
---------  ---------  ---------------  -------------------------------  ---------------  ---------
Crandall     1995        $  18,995                $       0                $  67,287     $  86,282
             1994           13,468                        0                   66,264        79,732
             1993           15,295                        0                   58,336        73,631
--------------------------------------------------------------------------------------------------
Carty        1995                0                        0                   13,381        13,381
             1994                0                        0                   13,381        13,381
             1993                0                        0                   13,381        13,381
--------------------------------------------------------------------------------------------------
Baker        1995            1,993                        0                   14,260        16,253
             1994            1,413                        0                   14,260        15,673
             1993            1,605                        0                   11,675        13,280
--------------------------------------------------------------------------------------------------
Gunn         1995                0                        0                   15,106        15,106
             1994                0                        0                   15,106        15,106
             1993                0                        0                   14,041        14,041
--------------------------------------------------------------------------------------------------
Durham       1995                0                        0                    9,443         9,443
             1994                0                        0                    9,443         9,443
             1993                0                        0                    9,443         9,443
--------------------------------------------------------------------------------------------------

    (A) Represents amounts credited but not paid in the current fiscal year and consists of the above-market portion of interest (defined as a rate of interest exceeding 120% of the applicable federal long-term rate, with compounding) on deferred compensation.

    (B) Represents the full amount of premiums paid under a split-dollar life insurance arrangement whereby the Corporation will recover certain premiums paid, except with respect to Mr. Crandall, for whom such amount also includes premiums paid on certain long-term disability policies ($16,869) and a supplemental whole life insurance policy ($37,597).

                             STOCK OPTIONS GRANTED

    The following table sets forth information concerning stock options granted during 1995 by the Corporation to the named executive officers. The hypothetical present values of stock options granted in 1995 are calculated under a modified Black-Scholes model, a mathematical formula used to value options. The actual amount, if any, realized upon the exercise of stock options will depend upon the amount by which the market price of the Corporation's common stock (NYSE) on the date of exercise exceeds the exercise price. There is no assurance that the hypothetical present values of stock options reflected in this table will actually be realized.

    IF THE HYPOTHETICAL PRESENT VALUES PRESENTED IN THIS TABLE REPRESENT THE AMOUNTS ACTUALLY REALIZED UPON EXERCISE OF THE OPTIONS, THE CORRESPONDING INCREASE IN TOTAL STOCKHOLDER VALUE WOULD BE OVER $3.0 BILLION.

                  OPTIONS/SARS GRANTED IN LAST FISCAL YEAR
----------------------------------------------------------------------------
                             INDIVIDUAL GRANTS
----------------------------------------------------------------------------
           SECURITIES     % OF TOTAL                               HYPOTHETICAL
           UNDERLYING    OPTIONS/SARS                               PRESENT
            OPTIONS/      GRANTED TO     EXERCISE OR               VALUE AT
              SARS       EMPLOYEES IN    BASE PRICE   EXPIRATION    DATE OF
  NAME     GRANTED(#)     FISCAL YEAR     PER SHARE     DATE(6)    GRANT(7)
---------  -----------  ---------------  -----------  -----------  ---------
Crandall       50,000           11.3       $74.6875      7/20/05   $2,014,500
Carty          25,000            5.7        74.6875      7/20/05   1,007,250
Baker          18,000            4.1        74.6875      7/20/05     725,220
Gunn            5,500            1.2        74.6875      7/20/05     221,595
Durham          5,500            1.2        74.6875      7/20/05     221,595

------------------------
(6) Options have a term of ten years, have an exercise price equal to the average market price of the Corporation's common stock on the date of grant and become exercisable at the rate of 20% per year over a five-year period.

(7) The modified Black-Scholes model used to calculate the hypothetical values at date of grant considers a number of factors to estimate the option's present value, including the stock's historic volatility calculated using the average daily market price of the Corporation's common stock over a one-year period prior to the grant date, the exercise period of the option, interest rates and the stock's expected dividend yield. The assumptions used in the valuation of the options were: stock price volatility--25.942%, exercise period--10 years, interest rate--6.28%, and dividend yield--0.0%.

                           STOCK OPTION EXERCISES AND
                      DECEMBER 31, 1995 STOCK OPTION VALUE

    The following table sets forth certain information concerning stock options exercised during 1995 by the named executive officers and the number and value of unexercised in-the-money options at December 31, 1995. The actual amount, if any, realized upon exercise of stock options will depend upon the amount by which the market price of the Corporation's common stock (NYSE) on the date of exercise exceeds the exercise price. There is no assurance that the values of unexercised in-the-money stock options (whether exercisable or unexercisable) reflected in this table will actually be realized.

     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUE
------------------------------------------------------------------------------------------
                                          NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                         UNDERLYING UNEXERCISED         IN-THE-MONEY
                                            OPTIONS/SARS AT           OPTIONS/SARS AT
                                               FY-END(#)                 FY-END(8)
              SHARES                    ------------------------  ------------------------
            ACQUIRED ON      VALUE           EXERCISABLE /             EXERCISABLE /
   NAME     EXERCISE(#)    REALIZED          UNEXERCISABLE             UNEXERCISABLE
----------  -----------  -------------  ------------------------  ------------------------
Crandall             0    $         0         40,000 / 60,000         $ 740,020 / 185,005
Carty                0              0         81,600 / 56,400         1,115,088 / 371,464
Baker           13,000        329,563         71,600 / 49,400           949,770 / 371,464
Gunn             9,100        171,063         20,000 / 16,900           181,571 / 130,080
Durham           3,000         60,000         31,100 / 16,900           398,158 / 130,080

------------------------
(8) Based on the average closing price of AMR common stock ($74.063) on the NYSE on December 29, 1995.

                        LONG TERM INCENTIVE PLAN AWARDS

    Under the LTIP, deferred shares of the Corporation's common stock (performance shares) may be awarded to officers and other key employees--including the named executive officers. Further information concerning performance shares can be found in the Compensation/Nominating Committee Report (the "Report") (located elsewhere herein).

                       LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------
                                        PERFORMANCE
                                         OR OTHER              ESTIMATED FUTURE PAYOUTS
             NUMBER OF SHARES, UNITS   PERIOD UNTIL        UNDER NON-STOCK PRICE BASED PLANS
                       OR              MATURATION OR  -------------------------------------------
   NAME        OTHER RIGHTS(#)(9)         PAYOUT      THRESHOLD(#)     TARGET(#)     MAXIMUM(#)
----------  -------------------------  -------------  -------------  -------------  -------------
Crandall    22,500 Performance             12/31/97         0             22,500         39,375
                  Shares
-------------------------------------------------------------------------------------------------
Carty       18,000 Performance             12/31/97         0             18,000         31,500
                  Shares
-------------------------------------------------------------------------------------------------
Baker       12,000 Performance             12/31/97         0             12,000         21,000
                  Shares
-------------------------------------------------------------------------------------------------
Gunn        5,600 Performance              12/31/97         0              5,600          9,800
                  Shares
-------------------------------------------------------------------------------------------------
Durham      5,600 Performance              12/31/97         0              5,600         16,800
                  Shares

------------------------
(9) Performance shares awarded to Messrs. Crandall, Carty, Baker and Gunn in 1995 were granted, pursuant to the LTIP, under the performance share program applicable to American. Performance shares awarded to Mr. Durham in 1995 were granted, pursuant to the LTIP, under the performance share program applicable to The SABRE Group. These programs are discussed in more detail on pages 22 and 23 of this proxy statement.

                                  PENSION PLAN

    American's basic pension program for management personnel consists of a fixed benefit retirement plan which complies with the Employee Retirement Income Security Act of 1974 ("ERISA") and qualifies for federal exemption under the Internal Revenue Code ("Code"). Officers of American are eligible for additional retirement benefits, to be paid by American under the Supplemental Executive Retirement Plan (the "SERP") as an operating expense. The SERP provides pension benefits (calculated upon the basis of final average base salary, incentive compensation payments and performance returns) to which officers of American would be entitled, but for the limit of $120,000 on the maximum annual benefit payable under ERISA and the Code and the limit on the maximum amount of compensation which may be taken into account under American's basic pension program ($150,000 for 1995).

    The following table shows typical annual benefits payable under the basic pension program and the SERP, based upon retirement in 1995 at age 65, to persons in specified remuneration and credited years-of-service classifications. Annual retirement benefits set forth below are subject to reduction for Social Security benefits.

                               PENSION PLAN TABLE

                        ANNUAL RETIREMENT BENEFITS
           -----------------------------------------------------
  FINAL
 AVERAGE                 CREDITED YEARS OF SERVICE
 SALARY       15         20         25         30         35
---------  ---------  ---------  ---------  ---------  ---------
$ 250,000  $  75,000  $ 100,000  $ 125,000  $ 150,000  $ 175,000
  300,000     90,000    120,000    150,000    180,000    210,000
  400,000    120,000    160,000    200,000    240,000    280,000
  500,000    150,000    200,000    250,000    300,000    350,000
  600,000    180,000    240,000    300,000    360,000    420,000
  700,000    210,000    280,000    350,000    420,000    490,000
  800,000    240,000    320,000    400,000    480,000    560,000

    As of December 31, 1995, the named executive officers had the following credited years of service: Mr. Crandall: 21.5; Mr. Carty: 16.5; Mr. Baker: 26.5; Mr. Gunn: 24.5; Mr. Durham: 15.5. Benefits are shown in the above table on a straight-life annuity basis.

    To provide an incentive for Mr. Crandall to continue his services as Chairman of the Board and Chief Executive Officer, the Corporation provides Mr. Crandall with additional years of credited service under American's pension plan for services rendered after 1994. The number of additional credited years will range from two years to ten years, depending on the number of years (or portions thereof) beyond 1995 during which Mr. Crandall continues to serve as Chairman of the Board and Chief Executive Officer (with pro rata credit for partial years).

                             CORPORATE PERFORMANCE

    The following graph compares the yearly change in the Corporation's cumulative total stockholder return on its common stock with the cumulative total return on the published Standard & Poor's 500 Stock Index and the cumulative total return on an index of airlines published by Standard & Poor's, in each case over the preceding five-year period. The Corporation believes that while total stockholder return is AN INDICATOR OF CORPORATE PERFORMANCE, it is subject to the vagaries of the market.

                           CUMULATIVE TOTAL RETURNS*
                    ON $100 INVESTMENT ON DECEMBER 31, 1990

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              AMR      S&P 500   S&P AIRLINES**
1990          100.00     100.00           100.00
1991          145.74     130.40           127.47
1992          139.53     140.27           113.74
1993          138.50     154.33           119.41
1994          110.08     156.29            83.19
1995          153.49     215.02           121.50

------------------------
 *Defined as stock price appreciation plus dividends paid assuming reinvestment of dividends
**Standard & Poor's Airline Index includes American Airlines, Delta Air Lines,
  United Airlines and USAir

OWNERSHIP OF SECURITIES

    On December 31, 1995, directors and officers of the Corporation and American, as a group, owned, or had been granted rights to acquire under the stock-based compensation plans of the Corporation, 2,499,911 shares of common stock of the Corporation (approximately 3.5% of the common stock outstanding as of that date). Each director or officer separately, and all directors and officers as a group, beneficially owned less than 1% of any class of equity securities of the Corporation as of such date.

    The following firm has informed the Corporation it was the beneficial owner of more than 5% of the Corporation's outstanding common stock at December 31, 1995.

                  NAME AND ADDRESS                                        PERCENT
                 OF BENEFICIAL OWNER                     AMOUNT HELD      OF CLASS
-----------------------------------------------------  ---------------  ------------
Tiger Management Corporation.........................   3,952,300(10)       5.2%
101 Park Avenue
New York, New York 10178

------------------------
(10) Tiger Management Corporation ("TMC"), Panther Partners, L.P. ("PPLP"), Panther Management Company, L.P. ("PMCLP") and Julian H. Robertson, Jr. filed a Schedule 13G on February 12, 1996. This schedule indicates that Mr. Robertson is the ultimate controlling person of TMC and PMCLP and that PMCLP is a general partner of PPLP. It also indicates that: (i) TMC beneficially owns, and has shared voting and dispositive power over, 3,725,600 shares;
    (ii) PPLP and PMCLP, jointly, beneficially own, and have shared voting and dispositive power over, 210,200 shares; and (iii) Mr. Robertson, in addition to the shares referenced in clauses (i) and (ii), beneficially owns, and has shared voting and dispositive power over, 16,500 shares.

EXECUTIVE TERMINATION BENEFITS AGREEMENTS/EMPLOYMENT AGREEMENTS

    The Corporation has executive termination benefits agreements (the "Agreements") with 13 officers of American, including all of the named executive officers. The benefits provided by the Agreements are triggered by the termination of the individual who is a party to an Agreement (i) within three years following a change in control of the Corporation, if the individual's employment with the Corporation is terminated other than for cause or if the individual terminates his or her employment with "good reason" or (ii) within one year following a change in control of the Corporation, if the individual terminates his or her employment with the Corporation. If the individual's employment is terminated for cause or as a consequence of death or disability, the Agreement is not triggered. Under the terms of the Agreements, a change in control of the Corporation is deemed to occur (i) if a third party acquires 20% or more of the Corporation's common stock, (ii) upon the occurrence of a transaction which requires stockholder approval and involves the acquisition of the Corporation (through the purchase of assets or by merger or otherwise) by an entity other than the Corporation or a subsidiary thereof or (iii) if during any 24-month period the individuals who, at the beginning of such period, constitute the Board of Directors of the Corporation cease for any reason other than death to constitute at least a majority thereof. The Agreements provide that upon such termination, the individual will receive, in a lump sum payment, two times each of the individual's annual base salary, annual award paid under American's incentive compensation plan, annual performance return payments and certain other miscellaneous benefits. In addition, upon a change in control, the vesting and exercisability of stock awards will be accelerated (for example, deferred and restricted stock will immediately vest and all stock options will become immediately exercisable). Finally, the individual will be reimbursed for excise taxes, if any, paid pursuant to Section 280G of the Code (or its successor provision) and for federal income tax paid on such excise tax reimbursement.

                    COMPENSATION/NOMINATING COMMITTEE REPORT

(1)  OVERALL POLICY

     The objectives of the Corporation's compensation policies are (i) to attract and retain the best possible executive talent, (ii) to motivate its executives to achieve the Corporation's goals, (iii) to link executive and stockholder interests through equity based compensation and (iv) to provide a compensation package that appropriately recognizes both individual and corporate contributions. With these objectives in mind, the Corporation has developed an overall compensation strategy that links a very large portion of executive compensation to the Corporation's financial success. The Corporation expects that compensation payable in 1996 to the named executive officers will be fully deductible for U.S. income tax purposes.

    The Compensation/Nominating Committee (the "Compensation Committee" or the "Committee") is composed entirely of disinterested members of the Board of Directors. No member of the Committee is a current or former employee or officer of the Corporation or any of its affiliates. The Committee meets regularly throughout the year to review general compensation issues and determines the compensation of all of the officers of American (five of whom are also officers of the Corporation)--including all of the named executive officers. Once a year, the Compensation Committee conducts a comprehensive review of the Corporation's executive compensation program. This review includes (i) an internal report evaluating executive compensation throughout the Corporation to ensure consistency and program effectiveness, including the relationship of executive pay to performance and (ii) a comprehensive report from an independent compensation consultant (retained by the Committee) evaluating the competitiveness of executive compensation at the Corporation relative to other major public corporations employing similar executive talent.

    The key elements of an executive's compensation consist of: base salary; an incentive compensation award (in years when American's performance warrants such an award); performance returns; and stock compensation, which may include deferred stock (career equity shares and/or performance shares), restricted stock and/or stock options. The Committee also regularly reviews data on the competitive marketplace--comparing total compensation and each element thereof with compensation opportunities at comparable positions at other companies. The Committee's policy is to establish compensation ranges that are approximately at the median of those found at a comparator group made up of Fortune 500 companies across industries with whom the Corporation and American compete for talent (the "Comparator Group") for comparable positions.

(2)  DISCUSSION

    (A)  BASE SALARY

    The Committee reviews officers' salaries, including Mr. Crandall's, annually and makes adjustments based on its subjective evaluation of the performance of American and the individual. In the case of an officer with responsibility for business units other than American, the financial results of those units is also considered.

    Effective August 1, 1995, the Committee approved an increase from $600,000 to $750,000 in Mr. Crandall's base salary (see Summary Compensation Table for further details). This increase was based on: the Committee's subjective evaluation of Mr. Crandall's service and strategic contributions and his contributions to the Corporation's improved financial results; the amount of Mr. Crandall's compensation relative to the median compensation of chief executives of Comparator Group companies; and the fact that his base salary had not been increased since 1989.

    (B)  INCENTIVE COMPENSATION PLAN

    American's incentive compensation plan was approved by the stockholders in 1989 and is reviewed annually by the Committee. The Committee also reviews the incentive compensation plans of the Corporation's other subsidiaries.

    In 1995, the American incentive compensation plan provided that participants would be eligible to receive awards only if the following three performance goals were met: (i) American's return on investment exceeded 8% or 9% (depending on American's return on investment ranking relative to certain competitors),
(ii) American's profit sharing plan for non-management employees made a distribution and (iii) the variable pay plan for pilots made a distribution.

    While target bonus payments to a participant under the incentive compensation plan are based upon an individual's job classification level at American relative to similar levels at the Comparator Group, the actual amount of the award is based on a subjective evaluation of each individual's performance. For Mr. Crandall, the target bonus payment is 100% of base salary. For Mr. Carty, the target bonus payment is 75% of base salary; for Mr. Baker, the target bonus payment is 60% of base salary; for Messrs. Gunn and Durham, the target bonus payment is 55% of base salary. In recognition of superior performance, the Committee may award additional amounts in excess of the target bonus payments, except that no bonus payment may exceed 100% of the individual's base salary. Moreover, unless the Committee otherwise decides, the combination of an incentive compensation award and performance return payments (described below) for any given year may not exceed 100% of an individual's base salary. As of the date of this proxy statement, the Committee has not reviewed the individual performance of the named executive officers for 1995. Therefore, the Committee has not yet determined whether any bonus will be payable to each such officer and, if so, the amount that will be payable as a bonus. Based on American's performance in 1995, the Committee expects that, after reviewing and thoroughly evaluating the performance of the named executive officers, it will approve the payment of a bonus to each such officer.

    (C)  STOCK BASED COMPENSATION

    Under the LTIP, stock based compensation (which may include stock options, restricted stock and deferred stock) may be granted to officers and key employees of the Corporation and its affiliates. The purpose of equity participation is to align further the interests between executive officers and the Corporation's stockholders in the Corporation's growth in real value over the long term.

    STOCK OPTIONS

    Stock options, which are exercisable for ten years from the date of grant, have an exercise price equal to the average market price (NYSE) of the Corporation's common stock on the date of grant and vest in 20% increments over five years. This approach is designed to provide an incentive to create stockholder value over the long term, since the full benefit of the stock option compensation package cannot be realized unless stock appreciation occurs over a number of years.

    The Committee determines the number of options to be granted based upon a subjective evaluation of the executive with respect to three factors: individual performance, the executive's ability to perform multiple functions, and the executive's retention value to the Corporation. The number of stock options awarded, if any, depends upon the executive's rating with respect to these factors.(11)

    On July 20,1995, the Committee granted Mr. Crandall options to purchase 50,000 shares of the Corporation's common stock at an exercise price of $74.6875, which represents the average market price (NYSE) of the Corporation's common stock on the date of grant. These options become exercisable at the rate of 20% per year over a five-year period. This grant was based on: the Committee's subjective evaluation of Mr. Crandall's service and strategic contributions; the Corporation's improved financial results; the amount of Mr. Crandall's compensation relative to chief executives of Comparator Group companies; and the fact that he was last granted stock options in 1991.

    CAREER EQUITY SHARES

    Shares of deferred common stock have been granted, from time to time, to the officers and key employees of the Corporation and its affiliates through the Career Equity Program (the "Program") to retain and compensate these individuals and to give these individuals a stake in the long-term performance of the Corporation through stock ownership. Career equity shares are also granted to provide retirement income competitive with the median of the Comparator Group.

    The Program provides that career equity shares vest generally upon the executive's retirement. In order to assure the Corporation of the executive's services for his or her career and to provide appropriate levels of retirement income, the Corporation has agreements with each named executive officer (except Mr. Crandall) which guarantee that the value of the individual's career equity holdings will be equal to three and one-half times the individual's final average salary at retirement.

    The Committee determines the number of career equity shares to be granted based upon a subjective evaluation of the executive with respect to four factors: current performance, the executive's ability to perform multiple functions, the executive's retention value to the Corporation and the executive's level of retirement income. The actual number of career equity shares awarded, if any, depends upon the executive's rating with respect to these factors.

------------------------

(11) See the Summary Compensation Table for information regarding the number of stock options awarded to the named executive officers in 1995.

    The Program also provides for the annual cash payment of "performance returns." For the named executive officers, the amount of the payment depends upon (i) the rolling five-year average of the Corporation's return on investment, (ii) the aggregate number of career equity shares awarded, (iii) the percentage, if any, of this aggregate number of deferred shares determined by the Committee to be eligible for payment of performance returns in a given year based upon a subjective evaluation of individual performance, and (iv) the average market price (NYSE) of the Corporation's common stock on the date of grant. In 1995, the percentage of career equity shares used in the calculation for the named executive officers ranged from 66% to 100%.(12)

    In 1995, Mr. Crandall was awarded performance returns on approximately 55% of his career equity shares based upon the Committee's subjective evaluation of his service and strategic contributions to the Corporation and to ensure that Mr. Crandall's total compensation remained competitive with the median for chief executive officers in the Comparator Group. In 1995, Mr. Crandall requested that he not be considered for any award of deferred stock under the Program. In accordance with his request, no deferred stock award under the Program was made to him.

    RESTRICTED STOCK

    Restricted stock awards are grants of common stock of the Corporation which carry full stockholder privileges including the right to vote and the right to receive any declared dividends in respect of such shares. The shares are held by the Corporation with vesting based on the satisfaction of future service requirements. The shares are non-transferable and are subject to risk of forfeiture. Restricted stock awards are designed to retain the services of key executives and, therefore, do not vest, generally, until a minimum of two years has passed since the date of grant.

    Restricted stock grants are based upon a subjective evaluation of the executive's current performance, retention value and ability to perform multiple functions.

    In 1995, Mr. Crandall requested that he not be considered for any award of restricted stock. In accordance with this request, no restricted stock award was made to him.

    PERFORMANCE SHARES--AMERICAN

    Performance shares (other than those issued to key employees of The SABRE Group, as discussed below) are awards of deferred stock of the Corporation, pursuant to the LTIP, under the performance share program applicable to American. These shares are granted contingent upon the Corporation's attainment of pre-determined cash flow objectives over a three year "performance period." The cash flow objective is based on the Corporation's cumulative operating cash flow

------------------------

(12) See the Summary Compensation Table for information regarding the payment of performance returns to the named executive officers in 1995.

relative to adjusted net assets over the performance period. The percentage of the shares granted which will vest range from 0% to 175% based upon varying levels of cumulative operating cash flow relative to adjusted net assets over the three year period, as well as the Corporation's standing (on the same basis) relative to four major competitors (United, Delta, Southwest and USAir).(13) If each competitor outperforms the Corporation with respect to this measurement, or if the Corporation fails to achieve a certain level of cumulative operating cash flow relative to adjusted net assets, no performance shares will be earned. Performance share grants are based upon a subjective evaluation of the executive's current performance, retention value and ability to perform multiple functions.

    In 1995, Mr. Crandall was issued 22,500 performance shares based upon the Committee's subjective evaluation of Mr. Crandall's service and strategic contributions to the Corporation.

    PERFORMANCE SHARES--THE SABRE GROUP

    The SABRE Group consists of certain subsidiaries, divisions and operating units which conduct the Corporation's information technology business. Performance shares which are issuable to key employees of The SABRE Group are awards of deferred stock of the Corporation, pursuant to the LTIP, under the performance share program applicable to The SABRE Group. These shares are granted contingent upon The SABRE Group's attainment of pre-determined total shareholder return objectives over a three year "performance period." The total shareholder return objective is based on the increase in business value and the amount of free cash flow generated by The SABRE Group over the performance period. The percentage of the shares granted which will vest ranges from 0% to 300% based upon varying levels of total shareholder returns over the performance period.(13) If The SABRE Group fails to achieve a certain level of total shareholder return, no performance shares will be earned. Performance share grants within The SABRE Group are based upon a subjective evaluation of the executive's current performance, retention value, and ability to perform multiple functions.

------------------------

(13) See the Long Term Incentive Plan Award Table for the number of performance shares granted to the named executive officers in 1995.

                       COMPENSATION/NOMINATING COMMITTEE

Edward A. Brennan, Chairman        Christopher F. Edley  Charles H. Pistor, Jr.
Howard P. Allen                    Charles T. Fisher,    Joe M. Rodgers
David L. Boren                     III                   Maurice Segall
Armando M. Codina                  Earl G. Graves        Eugene F. Williams, Jr.
                                   Dee J. Kelly
                                   Ann D. McLaughlin

                       PROPOSAL 2--SELECTION OF AUDITORS

    Based upon the recommendation of the Corporation's Audit Committee, the Board of Directors has selected Ernst & Young LLP to serve as the Corporation's independent auditors for the year ending December 31, 1996. The stockholders will be requested to ratify the Board's selection. Representatives of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions. Ernst & Young's fee for accounting and audit-related services for 1995 for the Corporation and its subsidiaries was approximately $2,000,000.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of a majority of the shares represented and entitled to vote is required to approve the Board's selection of auditors. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

         PROPOSAL 3--AMENDMENTS TO 1994 DIRECTORS STOCK INCENTIVE PLAN

INTRODUCTION

    Increasingly, stockholders and others have been focusing their attention on director compensation practices at large publicly held U.S. companies. The most recent example of this heightened scrutiny is reflected in the REPORT OF THE NACD BLUE RIBBON COMMISSION ON DIRECTOR COMPENSATION (the "NACD Report"). In the NACD Report, the commissioners made clear their desire to see greater economic alignment between a company's independent directors and its stockholders.

    In light of this debate, the Corporation's Board retained Hewitt Associates (an independent compensation consultant) to examine the Corporation's director compensation practices vis-a-vis those at other large publicly-held companies. Hewitt concluded that director compensation at the Corporation, inclusive of equity grants under the SIP, was not competitive.

    In order (a) to make the Corporation's director compensation more competitive, and (b) to respond to some of the concerns set forth in the NACD Report, the Corporation has adopted a series of amendments to the SIP. The intent of these amendments is to ensure that the Corporation will continue to attract independent directors of the highest quality and caliber while enhancing the economic alignment between the Corporation's independent directors and its stockholders. A description of these changes to the SIP follows.

SUMMARY OF AMENDMENTS

    The Board has adopted amendments to the SIP that would (i) increase the annual grant of deferred stock to each non-employee director of the Corporation (a "Director") from 200 to 300 shares, (ii) increase future annual grants, if necessary, to keep total director compensation comparable to that paid by a group of comparator companies, (iii) award each Director who is first elected to the Board after May 15, 1996 (a "New Director") an additional 150 deferred shares of the Corporation's Common Stock per year, in lieu of participation in a pension plan and (iv) increase the number of shares of the Corporation's Common Stock reserved for issuance under the SIP from 50,000 shares to 100,000 shares.

    The SIP was approved by the Corporation's stockholders in May 1994 as a means of (x) assisting the Corporation in attracting, retaining and motivating the best qualified Directors, and (y) enhancing the long-term mutuality of interest between the Corporation's Directors and its stockholders. While the SIP has served its original purposes, the Corporation believes that the equity component of a Director's compensation should be increased.

    At page 7 of this proxy statement, the cash component of director compensation is explained. (For purposes of the SIP, "Director Compensation" is defined as the annual cash payments received for service on the Board and any equity compensation received.) In addition, under the SIP, as previously approved, a Director receives 200 shares of deferred stock each year upon election at the Corporation's annual meeting. Generally, this stock is distributed upon the Director's retirement, death or disability.

    By increasing the annual stock grant from 200 to 300 shares per year, the equity component of Director Compensation will increase and the mutuality of interests between the Director and the Corporation's shareholders will be furthered. For example, at a hypothetical value of $74.063 per share of Common Stock (the average closing price per share of such stock on the NYSE on December 29, 1995), the current annual equity grant is 28% of Director Compensation.
Under the amended SIP, the annual equity grant will be 36% of Director Compensation (using the same assumptions).

    In order to ensure that Director Compensation at the Corporation remains competitive, the amended SIP will increase, pursuant to a fixed formula, the number of shares awarded under the annual grant based upon competitive practices at other large companies. The formula requires that every two years an independent compensation consultant determine the median value of Director
Compensation at those ten publicly held companies that are listed immediately above and below the Corporation in the Fortune 500 rankings (for a total of 20 companies)(the "Director Compensation Comparator Group"). This determination will value equity and other equity based compensation pursuant to formulae set forth in the SIP. If Director Compensation at the Corporation falls below 85% of median Director Compensation within the Director Compensation Comparator Group, the annual grant will be increased, in 50-share increments, until the 85% threshold is attained. The foregoing formulae and other provisions of the amended SIP will ensure that objective criteria are used in selecting both the Director Compensation Comparator Group and in calculating the median value of Director Compensation at the Director Compensation Comparator Group.

    For a New Director, the amended SIP will also award an additional 150 deferred shares of the Corporation's Common Stock on a yearly basis commencing with the New Director's initial election to the Board. The deferred shares will be distributed to the New Director, generally, upon his or her retirement, death or disability from the Board. This additional annual grant will be in lieu of allowing such New Director to participate in the current pension plan for Directors. Thus, the number of participants in the current pension plan for Directors will be frozen, and New Directors will receive an equity award intended to strengthen further the commonality of interests between a New Director and the Corporation's shareholders.

    Finally, to effect these changes, the SIP is being amended to increase the number of shares authorized for issuance under its provisions from 50,000 to 100,000 shares. This increase will ensure that the Corporation has adequate shares of stock to fulfill the objectives of the SIP.

    A summary of the amended SIP follows, but this summary is qualified in its entirety by reference to the full text of the amended SIP (inclusive of definitions), which is attached as Exhibit A to this proxy statement.

SUMMARY OF MATERIAL PROVISIONS OF THE SIP

    The SIP provides for an annual award of the contractual right to receive 300 deferred shares of the Corporation's Common Stock to each Director who is in office on the first business day after each annual meeting of stockholders occurring during the term of the Plan (an "Annual Award"). If a Director ceases to be a director of the Corporation for any reason (other than death or disability) within six months after the date of any Annual Award, the Director shall forfeit all rights to the deferred shares awarded for that current year. If a Director ceases to be a director due to death or disability within six months after the date of any Annual Award, the Director's deferred shares shall vest. After completing six months of service as a director following the grant of an Annual Award, the Director's right to the awarded deferred shares shall be fully vested and nonforfeitable.

    For a New Director, the SIP provides for an annual award of the contractual right to receive 150 deferred shares of the Corporation's Common Stock. This grant will be made on the business day immediately following the annual meeting at which such New Director is elected to the Board (the "Election Award"). If a New Director ceases to be a director of the Corporation for any reason (other than death or disability) within two years after the date of the Election Award, the New Director shall forfeit all rights to the Election Award shares which were awarded. If a New Director ceases to be a director due to death, disability or retirement within two years after the date of the Election Award, the Director's Election Award shares shall vest. After completing two years of service following the grant of the Election Award, the New Director's right to the Election Award shares shall be fully vested and nonforfeitable. The Election Award will be in addition to the Annual Award and will be in lieu of participation in the Corporation's pension plan for Directors.

    Beginning July 1, 1998, and thereafter at two year intervals, the Compensation/Nominating Committee of the Board of Directors, or its successor, will appoint an independent compensation consultant to examine director compensation at companies within the Director Compensation Comparator Group. In the event that Director Compensation for the Corporation's Directors is less than 85% of the median of Director Compensation at the companies within the Director Compensation Comparator Group, determined pursuant to the formulae set forth in the SIP, the Annual Grant will be increased in increments of 50 shares until Director Compensation for the Corporation's Directors is 85% of such median.

    Shares of the Corporation's Common Stock related to vested awards under the SIP will generally be delivered to a Director six months following the date at which the Director ceases to be a member of the Board (although a Director may elect to defer receipt of such shares beyond such date). However, in the event of certain tender or exchange offers of the Common Stock, or shareholder approval of a merger or other business combination in which the Corporation or one of its majority-owned subsidiaries does not survive as a publicly traded corporation, shares of the Corporation's Common Stock may be delivered with respect to vested awards while the Director is still serving on the Board.

    A maximum of 100,000 shares may be issued under the SIP, subject to appropriate adjustments in the event of certain corporate transactions, including but not limited to reorganizations, stock dividends and splits. The SIP will be administered by the Board of Directors. The Board may amend the SIP, but may not amend the provisions governing the grant of Annual Awards more frequently than once every six months and may not amend the SIP without shareholder approval if such approval would be required to qualify the SIP under Rule 16b-3 (or its successor provision) of the Securities Exchange Act of 1934, as amended. The Board may terminate the SIP at any time.

    The average of the high and low sales prices of a share of Common Stock on March 18, 1996, as reflected in the report of consolidated trading of New York Stock Exchange issues was $91.50.

FEDERAL INCOME TAX CONSEQUENCES

    At the time shares of Common Stock are transferred to the Director, an amount equal to the fair market value of such shares will be includable in such Director's ordinary income. The Corporation will be entitled to a tax deduction in the amount, if any, of ordinary income recognized by the Director.

    A Director's basis in any shares of Common Stock received with respect to an Annual Award or Election Award will be equal to the ordinary income recognized by the Director. Upon a subsequent sale or exchange of such shares, the Director will recognize capital gain or loss to the extent of the difference between the selling price of such shares and such Director's tax basis in such shares. Such gain or loss will be a long-term or short-term capital gain or loss depending on the Director's holding period for such shares.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of a majority of the shares represented and entitled to vote is required to approve the foregoing amendments to the SIP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be acted upon at the meeting, but if any such matters properly come before the meeting, it is intended that the persons voting the proxies will vote in accordance with their best judgments.

                                           By Order of the Board of Directors,
                                           Charles D. MarLett
                                           CORPORATE SECRETARY

March 29, 1996

                                                                       EXHIBIT A

                                AMR CORPORATION
                1994 DIRECTORS STOCK INCENTIVE PLAN, AS AMENDED

1.  PURPOSES

    The purposes of this AMR Corporation 1994 Directors Stock Incentive Plan, as amended, (the "Plan") are to enable AMR Corporation (the "Company") to attract, retain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by providing the directors with a direct economic interest in the Common Stock of the Company.

2.  DEFINITIONS

    Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each comprehends the others.

    (a) "AMR Total Compensation" shall mean the nominal amount of cash paid to each Eligible Director for services as a member of the Board (including, without limitation, fees paid for service on committees or for attendance at meetings) for the last completed fiscal year of the Company, plus the value of each equity award made to each Eligible Director for such fiscal year, with each such equity award valued in the same manner described below with respect to similar type awards for purposes of determining Annual Equity Compensation; provided, that, for purposes of determining AMR Total Compensation, the annual award of Deferred Shares made pursuant to Section 8 hereof shall be disregarded.

    (b) "Annual Equity Compensation" shall mean, with respect to each of the companies in the Comparator Group, the sum of the values of each equity award made to a majority of the independent directors of such company determined in accordance with the following guidelines:

        (i) any stock option shall be valued using the Black-Scholes method of option valuation based on the following assumptions: (A) the risk free rate of return shall be equal to the one year Treasury bill rate reported in THE WALL STREET JOURNAL on the last business day immediately preceding the date as of which the determination is being made; (B) the term of the option shall be its stated term, regardless of any potential limitations on, or conditions to the availability, of such term; (C) the stock price of the underlying stock shall be the closing price of a share of stock (or, if applicable, the average of the closing bid and asked prices) on the exchange or national securities quotation system on which such shares principally trade on the last day immediately preceding the date as of which such equity award was made; (D) the stock price volatility of each company's stock shall be determined based on the twelve month period ended on the immediately preceding June 30; and
    (E) the exercise price shall be that stated in the option award and without regard to any possible adjustment thereto;

        (ii) any award of shares of stock or deferred shares of stock, or any cash award to be valued by reference to shares of stock, shall be valued based on the closing price of a share of such stock (or, if applicable, the average of the closing bid and asked prices) on the exchange or national securities quotation system on which such shares principally trade on the last day immediately preceding the date as of which such equity award was made, minus the amount, if any, required to be paid to receive such award (or payment thereon);

        (iii) the value of any such award shall be determined without regard  to
    any   restrictions  related  thereto,  including,  without  limitation,  any restriction requiring the continued performance of services;

        (iv) if any award is made to a majority of all independent directors, but less frequently than annually (a "Nonrecurring Award"), each independent director shall be deemed to receive annually an award equal to the value of the Nonrecurring Award, determined in the manner described herein, divided by (x) the vesting period, if any, applicable to such award or (y) if no vesting period is stated or required, five years; and

        (v) if an equity award is made to some but not all independent directors based on the fact that the directors receiving such equity award were not eligible to participate in a retirement plan or program for independent directors, such award shall be disregarded.

    (c) "Award" shall mean any Share awarded under the Plan.

    (d) "Board" shall mean the Board of Directors of the Company.

    (e) "Change in Control" shall mean the occurrence of any of the following:

        (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities; or

        (ii) When during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this paragraph; or

        (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary through purchase of assets, or by merger, or otherwise.

    (f) "Comparator Group" shall mean that group of 10 companies whose equity is registered under Section 12(g) of the Exchange Act that are ranked (i) immediately above the Company on the Fortune 500 list of companies (in terms of revenue) and (ii) immediately below the Company on such list (for a total of 20 companies); provided, that, if any such company provides an equity award based on a security that is not traded on an established securities market or that is otherwise not susceptible of being accurately valued using the principles set forth in Annual Equity Compensation, then such company shall be replaced in the Comparator Group by the next company in the applicable ranking on the Fortune 500 list.

    (g) "Consultant" shall mean an independent executive compensation consulting firm chosen by the Directors to perform the examination set forth in Section 7.

    (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (i) "Common Stock" shall mean the common stock of the Company, par value $1.00, any common stock into which such common stock may be changed, and any common stock resulting from any reclassification of such common stock.

    (j) "Deferred Share" shall mean a contractual right to receive one Share at the time and subject to the conditions set forth in Sections 6 and 8.

    (k) "Disability" means disability as determined under procedures established by the Board for purposes of the Plan.

    (l) "Eligible Director" shall mean a director of the Company who is not an officer or employee of the Company or any of its subsidiaries.

    (m) "Fair Market Value" as of any given date shall mean the mean between the highest and lowest quoted selling prices, regular way, of a Share on the New York Stock Exchange on such date or, if no Shares are sold on such date, on the last preceding business day on which any such sale was reported.

    (n) "New Director" shall mean an Eligible Director who is first elected to the Board after May 15, 1996.

    (o) "Share" shall mean a share of Common Stock.

3.  EFFECTIVE DATE

    Provided this Plan is approved by the Company's stockholders at the 1994 annual meeting of stockholders, the effective date of the Plan shall be May 18, 1994.

4.  ADMINISTRATION

    (a) POWERS OF THE BOARD. This Plan shall be administered by the Board. The Board may delegate its powers and functions hereunder to a duly appointed committee of the Board. The Board shall have full authority to interpret this Plan; to establish, amend and rescind rules for carrying out this Plan; to administer this Plan; and to make all other determinations and to take such steps in connection with this Plan as the Board, in its discretion, deems necessary or desirable for administering this Plan.

    (b) DISINTERESTED STATUS. Notwithstanding the foregoing, neither the Board, any committee thereof nor any person designated pursuant to (c) below may take any action which would cause any Eligible Director to cease to be a "disinterested person" for purposes of Rule 16b-3 promulgated under the Exchange Act as then in effect or any successor provisions ("Rule 16b-3"), with regard to this Plan or any other stock option or other equity plan of the Company. In particular, neither the Board, any committee thereof nor any person designated pursuant to (c) below shall have any discretion as to:

        (i) the selection of Eligible Directors as eligible to receive awards pursuant to the Plan; or

        (ii) the number of Shares awarded pursuant to Sections 6 and 8.

    (c) DELEGATION. The Board may designate the Corporate Secretary of the Company, other officers or employees of the Company or competent professional advisors to assist the Board in the administration of this Plan, and may grant authority to such persons to execute agreements or other documents on its behalf.

    (d) AGENTS AND INDEMNIFICATION. The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan, and may rely upon any opinion received from any such counsel or consultant or agent. No member or former member of the Board or any committee thereof or any person designated pursuant to paragraph (c) above shall be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and Bylaws, each member or former member of the Board or any committee thereof or any person designated pursuant to (c) above shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising from any act, or omission to act, in connection with this Plan, unless arising from such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Company's Certificate of Incorporation or Bylaws. Expenses incurred by the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

5. SHARES; ADJUSTMENT UPON CERTAIN EVENTS

    (a) SHARES AVAILABLE. Shares to be delivered under this Plan shall be made available, at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by the Company. The aggregate number of Shares that may be issued under this Plan shall not exceed 100,000 Shares, except as provided in this Section.

    (b) NO LIMIT ON CORPORATE ACTION. The existence of this Plan and the Deferred Shares granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding.

    (c) RECAPITALIZATION AND SIMILAR EVENTS. The Deferred Shares awarded under Sections 6 and 8 relate to Shares of Common Stock as presently constituted, but if and whenever the Company shall effect a subdivision, reorganization, recapitalization or consolidation of Shares or the payment of a stock dividend on Shares without receipt of consideration, the number and kind of Deferred Shares to be awarded under Sections 6 and 8 and the aggregate number and kind of shares of capital stock issuable under the Plan shall be proportionately adjusted.

    (d) NO ADJUSTMENT IF VALUE RECEIVED. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Deferred Shares to be awarded to a participant pursuant to Sections 6 and 8.

6. DEFERRED SHARE AWARDS--ANNUAL

    (a)   AWARDS TO  ELIGIBLE DIRECTORS.   On the first  business day after each
annual meeting of stockholders of the Company occurring during the term of the Plan, each Eligible Director shall receive an award of 300 Deferred Shares.

    (b) SERVICE REQUIREMENT. If any Eligible Director ceases to be a director of the Company for any reason other than death or Disability prior to the date which is six months after the date of any grant of Deferred Shares under Section 6(a), such Eligible Director shall forfeit any and all of his rights and interests in such Deferred Shares to the Company and shall not be entitled to receive any compensation therefor. In the event that an Eligible Director shall cease to be a director due to his death or Disability prior to completing at least six months service as a director, the beneficiary or beneficiaries of such Eligible Director shall be entitled to receive without any restriction any Shares issuable in respect of any Deferred Shares awarded to such Eligible Director at the time indicated under Section 9. After completing six months of service as a director following a grant of Shares under Section 6(a), an Eligible Director's rights and interests in such Deferred Shares shall be nonforfeitable.

7. ADJUSTMENT TO ANNUAL AWARDS

    (a) On or about July 1, 1998, and each second July 1 thereafter, the Consultant will examine the compensation of the independent members of the boards of directors at each of the companies within the Comparator Group for the last completed fiscal year of such company reported in such company's most recent proxy statement or annual report in accordance with the following guidelines:

        (i) the Annual Equity Compensation Value, if any, for each independent director at each company within the Comparator Group will be determined by the Consultant;

        (ii) annual cash compensation, if any, for each independent director at each company within the Comparator Group will be valued at nominal value, regardless of whether such cash compensation is paid or deferred (the "Cash Compensation");

        (iii) Annual Equity Compensation Value and the Cash Compensation for each company within the Comparator Group will be summed to determine the total annual compensation for each independent director at each company (excluding any non-cash and non-equity benefits or perquisites made available to each such director) within the Comparator Group (the "Total Compensation");

        (iv) the Consultant will determine the median Total Compensation for the Comparator Group (after having calculated, among other things, the average director compensation within each Comparator Group company) and will determine, further, the value of 85% of such median (the "Threshold Compensation");

        (v) if AMR total compensation for each Eligible Director is less than the Threshold Compensation, the number of Shares referenced in Section 6(a) shall be increased, effective as of the next following annual meeting of shareholders, in increments of 50, until AMR Total Compensation for each Eligible Director (as increased pursuant to this Section 7(a)(v) and as valued in accordance with Section 7(a)(i)) is equal to, or greater than, Threshold Compensation.

    (b) The results  of the  Consultant's examination  will be  reported to  the
Board   no  later  than  the  first  occurrence  of  October  31  following  the examination.

8. DEFERRED SHARE AWARDS--NEW DIRECTORS

    (a) AWARDS TO NEW DIRECTORS. On the first business day after each annual meeting of stockholders of the Company occurring during the term of the Plan, each New Director shall receive an award of 150 Deferred Shares (such Deferred Shares being in addition to those awarded under Section 6(a)).

    (b) SERVICE REQUIREMENT. If any New Director ceases to be a director of the Company for any reason other than death, Disability or retirement at or after age 70 prior to the date which is two years after the date of any grant of Deferred Shares under Section 8(a), such New Director shall forfeit any and all of his rights and interests in such Deferred Shares to the Company and shall not be entitled to receive any compensation therefor. In the event that a New Director shall cease to be a director due to his death, Disability or retirement at or after age 70 prior to completing at least two years of service as a director, the New Director or the beneficiary or beneficiaries of such New Director, shall be entitled to receive without any restriction any Shares issuable in respect of any Deferred Shares awarded to such New Director at the time indicated under Section 9. After completing two years of service as a director following a grant of Shares under Section 8(a), a New Director's rights and interests in such Deferred Shares shall be nonforfeitable.

9. DISTRIBUTION; CHANGE IN CONTROL; DEFERRAL

    (a) An Eligible Director who ceases to be a member of the Board (or, in the case of a deceased Eligible Director, the beneficiary or beneficiaries of the Eligible Director) shall receive one Share for each of the Eligible Director's Deferred Shares which had become nonforfeitable on or before the date the Eligible Director ceased to be a member of the Board. Upon receipt of the Shares, the Eligible Director shall forfeit all rights to the underlying Deferred Shares and the number of Shares eligible for distribution under Section 5(a) of the Plan shall be reduced only by the number of Shares so distributed. Any Shares to be issued under the first sentence of this Section 9(a) shall be transferred to the Eligible Director (or, in the case of a deceased Eligible Director, the beneficiary or beneficiaries of the Eligible Director) six months and one day after the last acquisition of beneficial ownership by the Eligible Director. The Board may decide to distribute cash in lieu of Shares to the Eligible Director. In such an event, the cash amount shall be equal to the Fair Market Value of the Shares on the distribution date. In the event that any Award would result in the issuance of a fractional Share, the Company shall pay the Eligible Director (or the Eligible Director's beneficiary or beneficiaries) a cash amount equal to the Fair Market Value of such fractional share on the payment date in lieu of issuing any fractional Share. If any award of Deferred Shares under Sections 6(a) or 8(a) is forfeited or is otherwise terminated prior to distribution in the form of Shares, such Deferred Shares shall again be available for distribution in connection with future awards under the Plan.

    (b) Notwithstanding anything else contained in the Plan to the contrary, in the event of a Change in Control the Company shall immediately distribute to each Eligible Director (or, in the case of a deceased Eligible Director, the beneficiary or beneficiaries of the Eligible Director) one Share for each of the Eligible Director's Deferred Shares which were granted at least six months before the date on which the Change of Control occurred.

    (c) An Eligible Director may, at any time prior to the cessation of such Eligible Director's service on the Board, elect in writing to voluntarily defer receipt of any distribution under Section 9(a) for an additional period specified in such election (the "Elective Deferral Period"); provided, however, that any election received by the Company within one year of the date on which such cessation of service occurs shall be void and without effect (e.g., if the Eligible Director ceases service on the Board on May 15, 1998, an election received by the Company after May 14, 1997, shall have no effect). Any distribution deferred pursuant to this Section 9(c) shall be made to the Eligible Director (or, in the case of a deceased Eligible Director, the beneficiary or beneficiaries of the Eligible Director) within 30 days after the end of the elective Deferral Period.

10. NONTRANSFERABILITY OF AWARDS

    No Award shall be transferable by the Eligible Director otherwise than by will or under the applicable laws of descent and distribution prior to the time the related Shares are issued under Section 9. During the period prior to the transfer of any Shares in respect of an Award pursuant to Section 9, such Award shall not be sold, assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to sell, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or similar process, in either case contrary to the provisions hereof, such Award shall immediately become null and void.

11. RIGHTS AS A STOCKHOLDER

    An Eligible Director shall have no rights as a stockholder with respect to any Deferred Shares until he shall have become the holder of record of the related Share(s), pursuant to Section 9. At the time any dividends or other distributions are paid on or made with respect to a Share, each Eligible Director shall be credited with that number of additional Deferred Shares as is equal to the quotient of (i) the dollar amount of any such dividend or distribution with respect to the Eligible Director's vested Deferred Shares (or, in the case of any distribution made in property, the value of such property as reported to shareholders for Federal income tax purposes) divided by (ii) the Fair Market Value on the date such dividend or distribution is declared. Any such additional Deferred Shares shall become nonforfeitable and payable as provided under Section 9 as though granted on the same day as the Deferred Shares to which they relate.

12. DETERMINATIONS

    Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Board shall be final and binding for all purposes and upon all persons, including, without limitation, the Company, the directors, officers and other employees of the Company, the Eligible Director and their respective heirs, executors, administrators, personal representatives and other successors in interest.

13. TERMINATION, AMENDMENT AND MODIFICATION

    (a) TERMINATION AND AMENDMENT. This Plan shall terminate at the close of business on May 19, 2004, unless sooner terminated by action of the stockholders of the Company, or by resolution adopted by the Board, and no Awards shall be granted under this Plan thereafter. The Board at any time or from time to time may further amend this Plan to effect (i) amendments necessary or desirable in order that this Plan and the Awards shall conform to all applicable laws and regulations and (ii) any other amendments deemed appropriate. Notwithstanding the foregoing, (y) the provisions of the Plan relating to the award of Deferred Shares may not be amended more than once every six months other than to comport with changes in the Code and the rules thereunder and (z) the Board may not effect any amendment that would require the approval of the stockholders of the Company under Rule 16b-3 (or its successor provision) or the listing requirements of the New York Stock Exchange (if applicable to the Company at the time such amendment is adopted or will be effective) unless such approval is obtained.

    (b) NO EFFECT ON EXISTING RIGHTS. Except as required by law, no termination, amendment or modification of this Plan may, without the consent of an Eligible Director or the permitted transferee of an Award, alter or impair the rights and obligations arising under any then outstanding Award.

14. NON-EXCLUSIVITY

    Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may, in its discretion, deem desirable.

15. GENERAL PROVISIONS

    (a) NO RIGHT TO SERVE AS A DIRECTOR. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a director nor shall it impose any obligation on the part of any Eligible Director to remain as a director of the Company.

    (b) NO RIGHT TO PARTICULAR ASSETS. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with this Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to an Eligible Director. To the extent that any Eligible Director or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

    (c) LISTING OF SHARES AND RELATED MATTERS. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

    (d) NOTICES. Each Eligible Director shall be responsible for furnishing the Board with the current and proper address for the mailing of notices and delivery of agreements and Shares. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Eligible Director furnishes the proper address.

    (e) SEVERABILITY OF PROVISIONS. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or non-enforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

    (f) INCAPACITY. Any benefit payable to or for the benefit of an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Company and other parties with respect thereto.

    (g) HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

    (h) CONTROLLING LAW. This Plan shall be construed and enforced according to the laws of the State of Texas.

    If you are planning to attend the Annual Meeting in person, you must bring the admission ticket printed on this page with you. You will be asked for this ticket at the stockholder registration desk at the Annual Meeting. If you do not have an admission ticket, other evidence of share ownership will be necessary to obtain admission to the Annual Meeting. See "Official Notice of Annual Meeting" for details.

                          (PLEASE CUT ALONG THIS LINE)
 -------------------------------------------------------------------------------

                                AMR CORPORATION
                      1996 ANNUAL MEETING ADMISSION TICKET

       The Annual Meeting of Stockholders of AMR Corporation will be held at 10:00 A.M., CDT, on Wednesday, May 15, 1996,
            at the Galleria Ballroom of The Westin Hotel--Galleria,
                      13340 Dallas Parkway, Dallas, Texas

                    TO ATTEND THIS MEETING YOU MUST PRESENT
                 THIS TICKET OR OTHER PROOF OF SHARE OWNERSHIP

(Doors open at 9:00 A.M. NOTE: Cameras, tape recorders or other similar recording devices will not be allowed in the meeting room.)

                                      AMR

                                 AMR CORPORATION
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                OF AMR CORPORATION
PROXY

The undersigned hereby appoints Robert L. Crandall, Christopher F. Edley and Charles T. Fisher, III, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of AMR Corporation on May 15, 1996, and any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.


Election of Directors, Nominees:

David L. Boren, Edward A. Brennan, Armando M. Codina,
Robert L. Crandall, Christopher F. Edley, Charles T. Fisher, III,
Earl G. Graves, Dee J. Kelly, Ann D. McLaughlin,
Charles H. Pistor, Jr., Joe M. Rodgers, Maurice Segall.

(change of address)

________________________________________
________________________________________
________________________________________
________________________________________



(If your address has changed, please provide your new address above and mark the corresponding box on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. SEE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


SEE REVERSE SIDE

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE BOARD OF DIRECTORS' NOMINEES, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

1. Election of Directors
   (see reverse).

                FOR                 WITHHELD
                / /                    / /

2. Ratification of the
   selection of Ernst &
   Young LLP as
   independent
   auditors for the
   year 1996.

                FOR         AGAINST          ABSTAIN
                / /           / /              / /

3. Amendments to the Corporation's
   1994 Directors Stock Incentive Plan.

                FOR         AGAINST          ABSTAIN
                / /           / /              / /

For, except vote withheld from the following nominee(s):

_____________________________________
_____________________________________

Change of Address
(Please mark this box if you indicated
a change of address on the front side.)    / /



Do you plan to attend the Annual Meeting?

                        YES              NO
                        / /              / /

SIGNATURE(S) _________________________________  DATE ______________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.